===============================================================================
                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                    ------

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

[ ] Preliminary proxy statement     / / Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a.6(e)(2)

/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    ------
                              EnviroSource, Inc.
               (Name of Registrant as Specified in Its Charter)

                              EnviroSource, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ / 125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid.

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                                                  (Bulletin No. 161. 02-03-95)
===============================================================================

                              ENVIROSOURCE, INC.
                             Five High Ridge Park
                                P.O. Box 10309
                           Stamford, CT 06904-2309

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 20, 1996

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ENVIROSOURCE, INC., a Delaware corporation (the "Company"), will be held at the offices of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, 19th Floor, New York, New York, on Thursday, June 20, 1996 at 10:00 A.M. (local time), for the following purposes:

      1. To elect three members of Class A of the Board of Directors.

      2. To ratify and approve the amendment and restatement of the Company's Certificate of Incorporation in order to eliminate provisions which are, or will be, of no further force or effect.

      3. To ratify and approve the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

      4. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

   Holders of record of shares of the Company's Common Stock or Class G Preferred Stock at the close of business on April 22, 1996 are entitled to notice of and to vote at the meeting. A complete list of the Company's stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the offices of American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York. The list will also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.

   A copy of the Company's 1995 Annual Report to Stockholders is enclosed herewith.

                                           By Order of the Board of Directors

                                           /s/ CHRISTINA E. HUBEN
                                           ------------------------------------
                                           CHRISTINA E. HUBEN
                                           Secretary

Dated: April 29, 1996

                              ENVIROSOURCE, INC.
                             Five High Ridge Park
                               P. O. Box 10309
                           Stamford, CT 06904-2309

                                    ------

                               PROXY STATEMENT
                      For Annual Meeting of Stockholders
                         to be held on June 20, 1996

                                    ------

                                                                April 29, 1996

To the Stockholders:

   This Proxy Statement is furnished to you in connection with the Annual Meeting of the Stockholders (the "Annual Meeting") of EnviroSource, Inc., a Delaware corporation (the "Company"), and the related solicitation by the Board of Directors of the Company of Proxies in the accompanying form, to be held at the offices of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, 19th Floor, New York, New York, on Thursday, June 20, 1996 at 10:00 A.M. (local time) and at any subsequent time that may be necessary by the adjournment thereof.

   If you were a holder of record of shares of the Company's Common Stock or Class G Preferred Stock at the close of business on April 22, 1996, you are entitled to vote at the Annual Meeting. If you cannot be present at the Annual Meeting in person, a form of Proxy is enclosed, which the Board of Directors requests you to execute and return as soon as possible. A Proxy can be revoked at any time before it is voted, in person at the Annual Meeting, by executing and submitting a new Proxy that is dated a date after the Proxy to be revoked or by delivery of a duly executed written statement to that effect addressed to the Secretary of the Company.

   As of the close of business on April 22, 1996, there were outstanding and entitled to vote at the Annual Meeting 40,209,844 shares of Common Stock, $.05 par value (the "Common Stock"), and 1,300 shares of Class G $7.25 Cumulative Convertible Preferred Stock, $.25 par value (the "Class G Preferred Stock"). Each share of Common Stock and Class G Preferred Stock is entitled to one vote. In the event of a "broker non-vote" with respect to any issue coming before the meeting, arising from the absence of authorization by the beneficial owner to vote as to that issue, the Proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares required for adoption.

   All stockholders are urged to fill in, sign, date and mail the enclosed Proxy. If mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy to vote your shares of Common Stock or Class G Preferred Stock will save the Company the expense of further communication. If you attend the Annual Meeting and vote in person, the Proxy will not be used.

   The Proxy Statement and the Proxies in the accompanying form are first being sent to stockholders on or about May 3, 1996.


                                   PROXIES

   THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE PROXIES FOR THE ELECTION OF NOMINEES FOR DIRECTOR DESCRIBED HEREIN UNLESS AUTHORITY TO VOTE FOR ANY OR ALL OF THE NOMINEES IS WITHHELD. In the event that any nominee at the time of election shall be unable or for good reason unwilling to serve (which contingencies are not now contemplated or foreseen) and in consequence other nominees shall be nominated, the persons named in the Proxy shall have the discretion and authority to vote or refrain from voting in accordance with their judgment on such other nominations. IN ADDITION, UNLESS OTHERWISE SPECIFIED IN THE PROXY, PROXIES WILL BE VOTED FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION (THE "RESTATEMENT") AND FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996. See "Other Matters" with respect to additional discretion and authority conferred by the accompanying Proxy.

                                  PROPOSAL 1

                        ELECTION OF CLASS A DIRECTORS

   The Board of Directors of the Company consists of three classes: Class A, Class B and Class C. Class A consists of three directors and Classes B and C each consist of four directors. Directors in each class serve for a three-year term and until their respective successors have been elected and qualified. The term of the present Class A directors will end with this year's Annual Meeting, the term of the present Class B directors will end with the 1997 Annual Meeting and the term of the present Class C directors will end with the 1998 Annual Meeting.

   Three directors, to serve as Class A directors, are to be elected at the Annual Meeting, to hold office until the 1999 Annual Meeting and until their respective successors have been elected and qualified. The names of the three nominees for director and the names of the directors continuing in office whose terms do not expire in 1996, together with certain information furnished to the Company by each nominee and director, are set forth below (see also "Certain Transactions" and "Security Ownership of Certain Beneficial Owners"). Assuming the presence of a quorum, directors shall be elected by a plurality of the votes present or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS A DIRECTORS INDICATED BELOW.

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

   Louis A. Guzzetti, Jr. (age 57) has been a director and President and Chief Executive Officer of the Company since October 1986. From June 1983 until April 1986, Mr. Guzzetti was employed by United Brands Company ("United Brands") (a diversified international company), serving as its Executive Vice President and Chief Administrative Officer from June 1983 until August 1985 and as President and Chief Executive Officer of its United Fruit Company subsidiary from October 1984 until April 1986. He was also a director of United Brands from August 1984 until June 1986.

   Jeffrey G. Miller (age 54) was re-elected as a director of the Company in August 1993. Mr. Miller has been a professor of Environmental Law at Pace University School of Law since 1987. He has also been of counsel to the Seattle and Washington D.C. law firm of Perkins Coie since 1987 practicing Environmental Law. Mr. Miller was a director of Envirosafe Services, Inc. ("Envirosafe") from 1987 to February 1992. He became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company. Mr. Miller resigned on May 13, 1993 pursuant to the terms of the Stock Purchase Agreement (the "Purchase Agreement") described under the caption "Certain Transactions." Mr. Miller is one of the three additional designees of F.S. Equity Partners II, L.P. ("FSEP"), an affiliate of Freeman Spogli & Co. ("FS&Co."), elected to the Board of Directors.

   Jon D. Ralph (age 31) has been a director of the Company since August 1993. He joined FS&Co. in August 1989. Prior to joining FS&Co., Mr. Ralph was employed in the Investment Banking Division of Morgan Stanley & Co. Incorporated beginning in 1986. Mr. Ralph is one of the three additional FS&Co. designees elected to the Board of Directors. Mr. Ralph is also a director of The Pantry, Inc.

CLASS B DIRECTORS

   Wallace B. Askins (age 65) has been a director of the Company since 1978. Mr. Askins served as Executive Vice President and Chief Financial Officer of Armco Inc. ("Armco") (a manufacturer of steel and other products) from June 1984, and as a director of Armco from December 1985, until his retirement in November 1992. Until 1995, Mr. Askins served as a director of Trump Castle and Resort, Inc. and of Trump Plaza Casino and Resort, Inc. At present, he is a director of Trump Hotel & Casino Resorts.

   John M. Roth (age 37) became a director of the Company in May 1993. Mr. Roth is one of the four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He joined FS&Co. in March 1988 and became a general partner in March 1993. From 1984 to 1988, Mr. Roth was a Vice President in the Merger and Acquisition Group of Kidder, Peabody & Co. Incorporated. From 1983 to 1984, Mr. Roth worked as a management consultant with McKinsey & Company, Inc. Mr. Roth is a director of Brylane, L.P. and Calmar, Inc.

   Arthur R. Seder, Jr. (age 76) has served as a director of the Company since June 1988. Mr. Seder is a consultant in matters relating to the natural gas industry. He served as Special Counsel to Columbia Gas Transmission Corporation from June 1988 until 1992. From 1985 to 1988, he was of counsel to the Washington, D.C. office of the law firm of Sidley & Austin. From 1976 until April 1985, he was Chairman and Chief Executive Officer of American Natural Resources Company (a diversified energy and transportation company).

   J. Frederick Simmons (age 41) became a director of the Company in May 1993. Mr. Simmons is one of the four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He joined FS&Co. in 1986 and became a general partner in January 1991. Prior to 1986, Mr. Simmons was Vice President of Bankers Trust Company's lending group specializing in leveraged buyouts and health care. Mr. Simmons is also a director of Buttrey Food and Drug Stores Company and Orchard Supply Hardware Stores Corporation.

CLASS C DIRECTORS

   Raymond P. Caldiero (age 61) has served as a director of the Company since February 1992. Mr. Caldiero has served as Chairman of Caldiero International, Inc. (a consultant in the areas of hotel development, lobbying, marketing and sales) since 1989. From 1973 to 1988, Mr. Caldiero served as Vice President and Assistant to the President of Marriott Corporation (a hotel and restaurant company). He is a director of Capital Bank and served as a director of Envirosafe from 1987 until February 1992. Mr. Caldiero became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company.

   Mark J. Doran (age 32) became a director of the Company in August 1994 to fill the vacancy created upon the resignation of William M. Wardlaw, one of three additional designees of FS&Co. elected to the Board of Directors. Mr. Doran joined FS&Co. in 1988. Prior to joining FS&Co., Mr. Doran was employed by Kidder, Peabody & Co. Incorporated.

   Charles P. Rullman, Jr. (age 47) became a director of the Company in January 1995 to fill the vacancy created upon the resignation of William H. Sherer, one of four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. Mr. Rullman joined Freeman Spogli & Company, Inc. ("FSCI"), an affiliate of FS&Co., as a principal in January 1995. Prior to joining FSCI, Mr. Rullman was a partner at Westar Capital since October 1992. From 1973 to 1992, Mr. Rullman was employed by BT Securities Corp., serving last as a Managing Director.

   Ronald P. Spogli (age 48) became a director and Chairman of the Board of the Company in May 1993. Mr. Spogli is one of four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He is a founding partner of FS&Co.. Mr. Spogli is also a director of Mac Frugal's Bargains-Close-Outs Inc., Orchard Supply Hardware Stores Corporation and Buttrey Food and Drug Stores Company.

OTHER INFORMATION AS TO DIRECTORS

   During the fiscal year ended December 31, 1995, the Board of Directors held five meetings.

   The Board of Directors has an Executive Committee, consisting of Messrs. Guzzetti, Simmons and Spogli; an Audit Committee, consisting of Messrs. Askins, Rullman and Seder; and a Compensation and Stock Option Committee (the "Compensation Committee"), consisting of Messrs. Askins, Caldiero, Roth and Simmons.

   The function of the Executive Committee is to exercise the powers and authority of the full Board of Directors, to the extent permitted by law, when it is not in session. During 1995, the Executive Committee held one meeting.

   The primary function of the Audit Committee, which held two meetings during 1995, is to review the scope and results of each year's annual audit as well as the Company's internal accounting procedures.

   The function of the Compensation Committee is to administer the Company's Incentive Stock Option Plan, to award stock options thereunder and to review and make recommendations concerning other Company plans, executive compensation and such other matters referred to it by the Board of Directors. The Compensation and Stock Option Committee held one meeting during 1995.

   The Company pays each director other than Mr. Guzzetti and general partners or employees of FS&Co. an annual fee of $15,000 (payable in four equal quarterly installments). In addition, the Company pays the reasonable expenses of each director in connection with his attendance at each meeting of the Board of Directors or any committee thereof. In connection with their election in February 1992 as directors of the Company, each of Mr. Caldiero and Mr. Miller was granted an option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $2.625 per share, which became exercisable in September 1993 and expires in March 2002. Pursuant to its terms, Mr. Miller's option would have expired 90 days after his resignation in May 1993. In connection with his re-election to the Board of Directors in August 1993, the Company amended Mr. Miller's option to provide that his option will remain in effect, as if he had not resigned, during the period from May 13, 1993 until such re-election. On August 5, 1993, Mr. Askins was granted an option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $4.25 per share, which became exercisable in August 1995 and expires in August 2003. On November 1, 1993, the Company granted an option to purchase 20,000 shares of Common Stock of the Company to Mr. Seder at an exercise price of $4.25 per share, which became exercisable in November 1995 and expires in November 2003. Mr. Seder's previously issued option to purchase 20,000 shares of Common Stock at an exercise price of $7.75 was terminated at the same time.

   In 1995, the Company also adopted a Stock Option Plan for Non-Affiliate Directors (the "Plan"), which was ratified and approved by the stockholders of the Company at the 1995 Annual Meeting. Pursuant to the Plan, each director of the Company who is neither an employee of the Company nor an affiliate of FS&Co. (i) automatically is granted an option to purchase 5,000 shares of Common Stock as of January 1 of each year, and (ii) is given the right, exercisable on or before January 1 of each year, to make an irrevocable election to receive an option to purchase shares of Common Stock in lieu of receiving his annual director's fee for that particular year. Each of Mr. Askins and Mr. Seder elected to receive options to purchase shares of Common Stock in lieu of their annual director's fees for 1995, and only Mr. Askins elected to receive options to purchase shares of Common Stock in lieu of his annual director's fee for 1996.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The Company's records and other information obtained by the Company from outside sources indicate that as of April 1, 1996, unless otherwise stated, the following persons were the beneficial owners of more than 5% of the outstanding shares of the Common Stock of the Company.

                                                          Number of
                                                           Shares
          Name and Address                              Beneficially       Percent
       of Beneficial Owner(l)             Class             Owned         of Class
- -----------------------------------   --------------   ---------------    ----------
FS Equity Partners II, L.P
   c/o Freeman Spogli & Co.(2) ....    Common Stock     19,533,848(3)       48.2%
   11100 Santa Monica Blvd.
   Suite 1900
   Los Angeles, CA 90025
The IBM Retirement Plan Trust Fund     Common Stock      2,726,739(4)        6.8%
   262 Harbor Place
   Stamford, CT 06904-2399

- ------
(1) To the best of the Company's knowledge, except as otherwise provided herein, the persons named in the table have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

(2) FS&Co., as general partner of FSEP, has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, and Bradford M. Freeman and William M. Wardlaw are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock indicated as beneficially owned by FSEP.

(3) Includes 346,753 shares issuable upon exercise of warrants held by FSEP.

(4) Includes 48,406 shares issuable upon exercise of warrants held by The IBM Retirement Plan Trust Fund (the "IBM Trust").

SECURITY OWNERSHIP OF MANAGEMENT

   As of April 1, 1996, the following directors, executive officers and all directors and officers as a group, were the beneficial owners of shares of Common Stock of the Company.

                                                           Equity Securities of the Company
                                                               Beneficially Owned as of
                                                                   April 1, 1996(1)
                                                    ----------------------------------------------
                                                                         Number of        Percent
        Name and Position with Company                   Class             Shares         of Class
        ------------------------------              --------------   ---------------    ----------
Class A Directors
     Louis A. Guzzetti, Jr., President and Chief
        Executive Office .........................    Common Stock         639,270(3)       1.6%
     Jeffrey G. Miller  ..........................    Common Stock          25,000(4)        *
     Jon D. Ralph  ...............................        --                --               --

Class B Directors
     Wallace B. Askins  ..........................    Common Stock          57,572(4)        *
     John M. Roth(2)  ............................    Common Stock      19,533,848(5)      48.2%
     Arthur R. Seder, Jr.  .......................    Common Stock          51,216(4)        *
     J. Frederick Simmons(2)  ....................    Common Stock      19,533,848(5)      48.2%

   Class C Directors
     Raymond P. Caldiero  ........................    Common Stock          25,000(4)        *
     Mark J. Doran  ..............................        --                --               --
     Charles P. Rullman, Jr.  ....................        --                --               --
     Ronald R. Spogli, Chairman of the Board(2) ..    Common Stock      19,533,848(5)      48.2%

Other Four Most Highly Compensated Executive
   Officers
   Aarne Anderson ................................    Common Stock          66,579(3)        *
   Jerrold I. Dolinger ...........................    Common Stock         133,348(3)        *
   George E. Fuehrer .............................    Common Stock         171,709(3)        *
   James C. Hull .................................    Common Stock          90,006(3)        *
All directors and officers as a group (18
   persons) ......................................    Common Stock      20,951,078(6)      50.8%

- ------
* Less than 1%

(1) Unless otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

(2) All shares shown as beneficially owned are held of record by FSEP. As general partner of FSEP, FS&Co. has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock indicated as beneficially owned by each of them.

(3) Includes (i) shares for which options under EnviroSource's Incentive Stock Option Plan, EnviroSource's 1993 Stock Option Plan or otherwise are exercisable by executive officers within 60 days, as follows: Mr. Guzzetti, 235,212 shares; Mr. Anderson, 43,943 shares; Mr. Dolinger, 76,533 shares; Mr. Fuehrer, 115,220 shares; and Mr. Hull, 39,510 shares; and (ii) shares held through the EnviroSource, Inc. Savings Plan and EnviroSource, Inc. Profit Sharing Plan as of December 31, 1995, as follows: Mr. Guzzetti, 96,033 shares; Mr. Anderson, 10,636 shares; Mr. Dolinger, 36,815 shares; Mr. Fuehrer, 26,339 shares; and Mr. Hull, 48,996 shares.

(4) Includes shares for which options under EnviroSource's Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable by directors within 60 days, as follows: Mr. Askins, 41,216 shares; Mr. Caldiero, 25,000 shares; Mr. Miller, 25,000 shares; and Mr. Seder, 41,216 shares.

(5) Includes 346,753 shares issuable upon exercise of warrants held by FSEP.

(6) Includes (i) 721,792 shares for which options under EnviroSource's Incentive Stock Option Plan, EnviroSource's 1993 Stock Option Plan, EnviroSource's Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable within 60 days; (ii) 292,907 shares held through the EnviroSource, Inc. Savings Plan, the EnviroSource, Inc. Profit Sharing Plan or otherwise as of December 31, 1995; (iii) 19,187,095 shares held of record by FSEP; and (iv) 346,753 shares issuable upon exercise of warrants held by FSEP. See footnote (2) for an explanation of the relationship between certain directors and FSEP.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                             Annual Compensation            Compensation
                                      ---------------------------------    ---------------
                                                                              Number of         All Other
Name and Principal Position             Year       Salary        Bonus       Stock Options    Compensation
- ------------------------------------   ------   ----------    ----------   ---------------   --------------
Louis A. Guzzetti, Jr.  ............    1995     $403,000     $103,000     106,640           $39,612(1)
 Chief Executive Officer                1994      401,500      207,000           0            29,184(2)
                                        1993      390,750            0     168,000            20,786(3)

Aarne Anderson  ....................    1995      144,675       28,000      13,330            14,399(1)
 Vice President, Taxes                  1994      142,100       56,500           0            11,368(2)
                                        1993      137,812            0      32,500            11,270(3)

Jerrold I. Dolinger  ...............    1995      168,188       10,000      24,000            16,929(1)
 Vice President, Corporate              1994      161,750       80,000           0            12,587(2)
 Development                            1993      155,625            0      56,000            22,291(3)(4)

George E. Fuehrer  .................    1995      180,375       65,000      26,660            15,611(1)
 Senior Vice President, Planning        1994      177,625       85,600           0             8,932(2)
                                        1993      172,000            0      76,000             8,615(3)

James C. Hull  .....................    1995      195,250       45,000      21,330            22,963(1)
 Vice President and Chief Financial     1994      192,250       84,000           0            18,612(2)
 Officer                                1993      187,312            0      16,000            18,360(3)


- ------
(1) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,000; Mr. Anderson, $4,340; Mr. Dolinger, $4,500; Mr. Fuehrer, $2,060; and Mr. Hull, $9,000; Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan of $7,500 each for Messrs. Guzzetti, Anderson, Dolinger, Fuehrer, and Hull; and Company contributions to accounts in the EnviroSource, Inc. Supplemental Executive Retirement Plan, as follows: Mr. Guzzetti, $23,112; Mr. Anderson, $2,559; Mr. Dolinger, $4,929; Mr. Fuehrer, $6,051;
    and Mr. Hull, $6,463.

(2) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,000; Mr. Anderson, $4,263; Mr. Dolinger, $4,500; and Mr. Hull, $9,000; Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan, as follows: Mr. Guzzetti, $7,500; Mr. Anderson, $7,105; Mr. Dolinger, $7,500; Mr. Fuehrer, $7,500;
    and Mr. Hull, $7,500; and Company contribution to accounts in the EnviroSource, Inc. Supplemental Executive Retirement Plan, as follows:
    Mr. Guzzetti, $12,684; Mr. Dolinger, $587; Mr. Fuehrer, $1,432 and Mr. Hull, $2,112.

(3) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $8,994; Mr. Anderson, $4,372; Mr. Dolinger, $4,497, and Mr. Hull, $8,994; and Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan as follows: Mr. Guzzetti, $11,792; Mr. Anderson, $6,898; Mr. Dolinger, $7,794; Mr. Fuehrer, $8,615; and Mr. Hull, $9,366.

(4) Includes $10,000 of loan forgiveness. See "Employee Loans".

                         -------------------------------

   In February 1996, the Compensation Committee granted stock options to each of the named executive officers in recognition of their accomplishments during 1995 in the following amounts: Mr. Guzzetti, 70,000; Mr. Anderson, 8,600; Mr. Dolinger, 4,000; Mr. Fuehrer, 26,880; and Mr. Hull, 14,000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                              Percent of
                             Number of          Total
                             Securities      Options/SARs
                             Underlying       Granted to      Exercise or
                            Options/SARs     Employees in      Base Price                       Grant Date Present
         Name              Granted (#)(1)    Fiscal Year       ($/Sh)(2)     Expiration Date       Value ($)(3)
 ------------------------  --------------   --------------    -------------   ---------------   ------------------
Louis A. Guzzetti, Jr...      106,640            28%             $3.625          2/15/05             $271,932
Aarne Anderson  ........       13,330             3%             $3.625          2/15/05               33,992
Jerrold I. Dolinger  ...       24,000             6%             $3.625          2/15/05               61,200
George E. Fuehrer  .....       26,660             7%             $3.625          2/15/05               67,983
James C. Hull  .........       21,330             6%             $3.625          2/15/05               54,392

- ------
(1) These options vest at the annual rate of 33 1/3 % beginning on the first anniversary of the date of grant.

(2) The exercise price is equal to the closing market price of the Company's Common Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes pricing model and the following assumptions: 51% expected stock price volatility, 6.48% risk free rate of return, zero dividend yield and option exercise at the end of the 10-year term.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

   The following table sets forth the number and value at December 31, 1995 of all exercisable and unexercisable options held by the Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Company's Incentive Stock Option Plan and the 1993 Stock Option Plan. In 1995 none of the named executive officers exercised any options.

                                        Number of
                                       Securities         Value of
                                       Underlying        Unexercised
                                       Unexercised      In-the-Money
                                     Options/SARs at   Options/SARs at
                                       FY-End (#)        FY-End ($)
                                     ---------------   ---------------
                                       Exercisable/     Exercisable/
            Name                      Unexercisable    Unexercisable(1)
- ----------------------------------   ---------------   ---------------
Louis A. Guzzetti, Jr.............    199,666/189,974   $12,000/$3,000
Aarne Anderson  ..................      39,500/28,830      4,000/1,000
Jerrold I. Dolinger  .............      68,533/51,467      8,000/2,000
George E. Fuehrer  ...............     106,333/61,327      8,000/2,000
James C. Hull  ...................      32,400/34,930      8,000/2,000

- ------
(1) The value of unexercised in-the-money options represents the difference between the fair market value of the underlying securities as of December 31, 1995 and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Company's Compensation Committee are Messrs. Askins, Caldiero, Roth and Simmons. Mr. Askins was an executive officer of the Company's predecessor, White Motor Corporation, from December 1976 until June 1984.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors is composed of two independent outside directors and two directors who are general partners of FS&Co. The Compensation Committee has responsibility for administering the policies that govern employee compensation programs and executive compensation, and for reviewing and making recommendations concerning the Company's employee benefit plans, executive compensation and such other matters as are referred to it by the Board of Directors. The Compensation Committee has furnished the following report on executive compensation:

     The Compensation Committee believes it is important to align the financial interests of the Company's senior managers, including the Chief Executive Officer, with those of its stockholders. In furtherance of this objective, the Company relies to a significant degree on annual incentive compensation and stock options in addition to base compensation.

     Base Compensation. The Company attempts to offer new executive officers base compensation believed to be somewhat below average for companies of comparable size, complexity and geographic location. Annual increases in base compensation have generally been intended to approximate competitive wage escalation including, where appropriate, adjustments based on merit. The Compensation Committee has not historically reviewed initial decisions regarding base compensation for new executive officers (other than the Chief Executive Officer), but the Compensation Committee does approve annual increases for executive officers.

     Incentive Compensation. The remainder of executive compensation is tied to corporate performance. The Company relies on annual incentive compensation and stock options to provide incentives to executives to meet the Company's business, financial and strategic objectives, and to reward and retain executives who perform in furtherance of those objectives.

     The Company's incentive compensation program for executive officers is based on a combination of financial and non-financial goals. The annual incentive compensation "pool" is the sum of the target bonuses of each of the Company's executive officers, escalated up to 150% of target or reduced to as low as zero, depending on the extent to which the Company meets specified financial targets, typically expressed in relation to budgeted annual cash flow, operating income or net income. For 1995 and 1996 the target bonus has been set at 50% of base compensation for the Chief Executive Officer and 40-45% of base compensation for the Company's other executive officers. The extent to which an individual executive officer participates in bonuses, if any, from the pool depends on that individual's achievement of non-financial objectives negotiated annually between that individual and his or her supervisor and that individual's overall performance. Non-financial objectives involve projects or programs within each executive officer's area of responsibility. Early each year the Compensation Committee reviews management's proposed incentive compensation program financial targets, and the non-financial objectives of each of the Company's executive officers, for that fiscal year, as well as proposed awards, if any, in respect of the preceding fiscal year.

     The bonuses awarded to executive officers for 1995 and reflected in the Summary Compensation Table were based on the Company's achievement of operating income established by the Compensation Committee at the beginning of 1995 and each executive officer's overall performance and individual achievements of his non-financial objectives also established at such time.

     Stock Options. The Compensation Committee believes that stock options represent a desirable long- term compensation method because they reward Company performance that increases the value of stockholders' ownership. All options granted to executive officers under the Company's stock option plans have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, and all such options granted to executive officers since 1986 vest or have vested over periods of several years. These features help ensure the long-term nature of compensation through stock options.

     Early each year the Compensation Committee reviews the Chief Executive Officer's proposals for option awards, if any, to executive officers and other key employees, taking into account the Company's recent performance as well as the responsibilities, past performance, anticipated performance requirements of each of such individuals and previous option awards. The Company has not established any particular target ownership level for Company equity holdings by its executive officers. Options are also granted to newly-hired officers based on responsibilities and anticipated performance requirements.

     Compensation of Chief Executive Officer. The compensation of Mr. Guzzetti as Chief Executive Officer is based on a combination of performance indicators and long-term increase in stockholder value. Mr. Guzzetti's current base salary is somewhat above the average salary of peers at other comparable companies in recognition of his experience, years of service with the Company and the complexity of the Company's businesses. In 1995, the Chief Executive Officer received a 0.37% increase in his base compensation.

     Mr. Guzzetti received an annual bonus and stock options in respect of 1995 based on his level of achievement of the budgeted corporate earnings for the year and his individual performance.

                           Compensation and Stock Option Committee

                           WALLACE B. ASKINS
                           RAYMOND R CALDIERO
                           JOHN M. ROTH
                           J. FREDERICK SIMMONS

   The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held corporation may take for certain types of compensation paid or accrued with respect to certain executives to $1 million per year per executive for taxable years beginning after December 31, 1993. The Company does not believe that compensation paid currently to its executives is affected by such limitation. The Company has reviewed its compensation plans in the context of the requirements for tax deductibility under these rules, and will determine whether, and to what extent, revisions of such plans will be necessary or desirable.

PERFORMANCE CHART

   Set forth below is a line-graph presentation comparing the cumulative total return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Russell 2000 Index and the S&P Pollution Control Index, assuming $100 was invested on December 31, 1990.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG ENVIROSOURCE, INC., THE RUSSELL 2000 INDEX
                      AND THE S&P POLLUTION CONTROL INDEX



     300|------------------------------------------------------------------|
        |                                                                  |
        |                                                             &    |
     250|------------------------------------------------------------------|
        |                                                                  |
        |                                    &           &                 |
  D  200|------------------------------------------------------------------|
  O     |                         &                                        |
  L     |                                                                  |
  L  150|--------------&---------------------------------------------------|
  A     |                         @                                        |
  R     |              #          #                                        |
  S  100|---@&#-------------------------------------------------------#----|
        |                                    #@          #@           @    |
        |              @                                                   |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
       0|----|---------|----------|----------|-----------|------------|----|
           12/90     12/91      12/92      12/93       12/94        12/95


@ = ENVIROSOURCE, INC.      & = RUSSELL 2000        # = S&P POLLUTION CONTROL

                              12/90      12/91       12/92       12/93      12/94       12/95
                             -------    -------     -------     -------    -------     -------

ENVIROSOURCE, INC.       @     100         56         125          84         83          75
RUSSELL 2000             &     100        146         173         206        202         260
S&P POLLUTION CONTROL    #     100        118         118          86         89         102

* $100 INVESTED ON 12/31/90 IN STOCK OR INDEX =
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS

THE FSC TRANSACTION

   In May 1993, the Company sold the equivalent of 13.3 million shares of Common Stock to an affiliate of FS&Co. and another investor (collectively, the "Investors"). At the same time, the Investors purchased from The Dyson-Kissner-Moran Corporation ("DKM") and WM Financial Corporation ("WM Financial") the following: (i) 5,636,568 shares of Common Stock, (ii) all 107,000 outstanding shares of Class H Preferred Stock, par value $.25 per share, all of which were immediately exchanged for 3,066,667 newly issued shares of Common Stock, and (iii) warrants to purchase 1,695,652 shares of Common Stock at exercise prices of $3.50 and $4.00 per share. FS&Co. sold a portion of the aforementioned securities to The IBM Trust. As a result of these transactions, FS&Co. owns approximately 48% of the Common Stock of the Company.

MANAGEMENT AGREEMENT

   FS&Co. provides advice and assistance to the Company regarding corporate and financial planning and the development of business strategies. The Company does not pay FS&Co. a fee for such services but has agreed to reimburse FS&Co. for all expenses incurred in connection with such advice and assistance.

EMPLOYEE LOANS

   In 1986, the Company granted Mr. Guzzetti a loan of $500,000 (the "1986 Loan") bearing interest at 7.5% per annum and repayable in ten equal annual installments. The first three $50,000 annual installments were repaid in 1988, 1989 and 1990. In each of 1991 and 1992, the Company deferred the principal installment payment then due, extended the maturity of such loan by one year and loaned Mr. Guzzetti $26,250 to finance the payment of interest then due, represented by new notes bearing interest at 7.5% per annum. Effective March 31, 1993, the Company and Mr. Guzzetti agreed to amend the terms of the 1986 Loan to (i) increase the principal amount of such loan by the amount of interest otherwise due on March 31, 1993, (ii) reduce the interest rate commencing April 1, 1993 to 6% per annum, payable annually half in cash and half by adding to the principal amount of the loan on each due date of such interest, (iii) provide for a lump sum payment of principal and accrued and unpaid interest thereon on March 31, 1998, in lieu of annual installment payments, (iv) require payment in full within 30 days of termination of employment and (v) provide for forgiveness of all outstanding amounts due in the event Mr. Guzzetti dies while still employed by the Company. The outstanding principal amount (including financed interest payments) of the 1986 Loan as of April 1, 1996 was $472,810.

   In connection with Common Stock purchases by certain executive officers of the Company in January 1989, the Company loaned $350,000 to Mr. Guzzetti, $90,000 to Mr. Anderson, $220,000 to Mr. Fuehrer, and $150,000 to Mr. Dolinger. All of such indebtedness bore interest payable annually at the annual rate of 8%, and its principal amount was payable on the earlier of January 13, 1994 or the date of such borrower's termination of employment with the Company. On each of April 1, 1991 and April 1, 1992, the Company agreed to increase the principal amount of such loans by the amount of interest payments then due. Effective April 1, 1993, the Company agreed to
(i) increase the principal amount of such loans by the amount of interest payments otherwise due on April 1, 1993, (ii) extend the maturity of such loans to March 31, 1998, (iii) reduce the interest rate payable on such loans to 6% per annum, payable annually half in cash and half by adding to the principal amount of such loans on each due date of such interest, (iv) require payment in full of all outstanding amounts due under the loans, including accrued interest, within 30 days of termination of employment and
(v) provide for forgiveness of all outstanding amounts due under the loans in the event of the officer's death while still employed by the Company. The aggregate principal amounts (including financed interest payments) of such loans as of April 1, 1996 were $481,782 for Mr. Guzzetti, $123,886 for Mr. Anderson, $302,835 for Mr. Fuehrer, and $206,479 for Mr. Dolinger.

                                  PROPOSAL 2

         AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION --
           ELIMINATION OF DESIGNATION AND TERMS OF PREFERRED STOCK

   The Board of Directors of the Company has approved, and recommends that the stockholders approve, an amendment and restatement (the "Restatement"), substantially in the form attached hereto as Appendix A hereto, of the Certificate of Incorporation of the Company (the "Charter") to eliminate the designation and terms of (i) Classes A, B, C, D, E, F (including Series A, B, D, F, G and H) Preferred Stock, Class H Cumulative Preferred Stock, Class I Cumulative Redeemable Preferred Stock, Series A, Increasing Rate, Class I Cumulative Redeemable Preferred Stock, Series B, Exchangeable, Class I, Series C Preferred Stock, and Class J Convertible Preferred Stock, all of which previously have been redeemed and cancelled by the Company, and (ii) Class G Preferred Stock which, subject to the terms of the Charter, must be redeemed by the Company no later than July 15, 1996 and which subsequently will be cancelled (the "Class G Redemption"). The Restatement also eliminates other provisions no longer necessary or applicable to the Company, including
(a) a provision relating to transactions with a prior equity investor, and
(b) references to the Corporation to include Neoax, Inc., the Company's Ohio predecessor. The Restatement will be filed with the Secretary of State of the state of Delaware and become effective as soon as practicable following the Class G Redemption.

   The Restatement is for the purpose of eliminating those provisions which are, and will be, of no further force and effect and thus are or will no longer be required to be included in the Charter. Since the Restatement is of an administrative nature, it will have no substantive effect on the stockholders of the Company.

   Pursuant to the terms of the Charter, the affirmative vote of 66 2/3 % of the outstanding shares of Common Stock and Class G Preferred Stock, voting together as a class, is required for approval of any amendment to the Charter and specifically for the Restatement.

   The Board of Directors recommends that the stockholders vote FOR the ratification and approval of the Restatement.

                                    PROPOSAL 3

                         RATIFICATION AND APPROVAL OF
                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent public accountants for the fiscal year ending December 31, 1996. Although it is not required to do so, the Board of Directors is submitting its selection of Ernst & Young to the stockholders for ratification and approval. If the selection is not ratified and approved, the Board of Directors will reconsider its choice but will not be bound by the refusal of the stockholders to ratify and approve the selection of Ernst & Young. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Board of Directors recommends that the stockholders vote FOR the ratification and approval of the selection of Ernst & Young as the Company's independent public accountants for the fiscal year ending December 31, 1996.

                        COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. All reportable transactions for all directors and officers are properly reflected in their most recent filings under Section 16(a) of the Exchange Act.

                                OTHER MATTERS

   Effective January 15, 1992, due to dividend arrearages, the holders of the Class G Preferred Stock became entitled to elect two additional directors to the Company's Board of Directors. As of the date of this statement, the Company has not received notice from any holder of the Class G Preferred Stock of an intent to exercise its rights in this regard. Pursuant to its terms, the Class G Preferred Stock must be redeemed no later than July 15, 1996 at which time such shares will be deemed no longer to be outstanding for any purpose and holders of the Class G Preferred Stock will cease to have any rights thereunder.

   The Board of Directors of the Company knows of no other matters that are to be brought before the Annual Meeting. If any other matter should be presented for proper action, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment on such matters. In addition, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment with respect to matters incidental to the conduct of the Annual Meeting.

   The cost of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company, none of whom will receive compensation therefor. The Company will also request banks and brokers to solicit their customers who have a beneficial interest in shares of Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company's transfer agent, American Stock Transfer & Trust Company, Inc., will assist in the solicitation of Proxies from brokers, bank nominees and other institutional holders.

   Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before December 29, 1996 for inclusion in the Company's Proxy Statement with respect to such meeting.

                                       By Order of the Board of Directors,


                                       /s/ LOUIS A. GUZZETTI, JR.
                                       ----------------------------------------
                                       LOUIS A. GUZZETTI, JR.
                                       President and Chief Executive Officer

   It is important that the Proxies be returned promptly. Stockholders who do not expect to attend in person are urged to fill in, sign, date and return the enclosed Proxy.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY PERSON SOLICITED HEREUNDER BY WRITING TO:
CORPORATE SECRETARY, ENVIROSOURCE, INC., FIVE HIGH RIDGE PARK, P.O. BOX 10309, STAMFORD, CT 06904-2309.

                                                                    APPENDIX A

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              ENVIROSOURCE, INC.

   FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is

                              EnviroSource, Inc.

   SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is 65,620,000 shares consisting of 60,000,000 shares of common stock, par value $.05 per share (the "Common Stock"), and 5,620,000 shares of preferred stock, par value $.25 per share (the "Preferred Stock").

     (b) Subject to the limitations and restrictions set forth herein, the shares of Preferred Stock may be issued in such classes or series from time to time with such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, including, without limitation, the number of shares of any series as shall be fixed by a resolution or resolutions of the Board of Directors, pursuant to the authority hereby given as provided in the General Corporation Law of the State of Delaware. All retired shares of Preferred Stock shall resume the status of authorized but unissued Preferred Stock without specified designations, powers, preferences and rights, and may be reissued by the Corporation in accordance with the immediately preceding sentence.

     (c) Each holder of a share of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation, and each holder of a share of Preferred Stock shall be entitled to such number of votes (which may be a fraction of one vote or no vote) for each share of Preferred Stock standing in the name of such holder on the books of the Corporation as set forth herein or as shall be fixed by the Board of Directors prior to the issuance thereof. No holder of Common Stock or any other shares of the Corporation shall be entitled to receive certificates evidencing fractional shares, except as otherwise required by this Certificate of Incorporation.

   FIFTH: (a) The Board of Directors of the Corporation shall consist of eleven directors.

     (b) The Board of Directors shall consist of three classes: Class A, Class B and Class C. The number of directors in each class (each of which classes shall have not less than three directors) shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class C, and if such fraction is two-thirds, one of the extra directors shall be a member of Class C and the other shall be a member of Class B.

     (c) Each director shall serve for a time ending on the date of the third annual meeting following the annual meeting at which such director was elected. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to paragraph (b) of this Article FIFTH immediately prior to such change the following rules shall apply:

       (i) each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current term or his death, resignation or removal.

       (ii) at each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation.

       (iii) at each subsequent election of directors, if the number of directors in the class whose terms of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes;

       (iv) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

       (v) in the event of any increase in the authorized number of directors, the new directorship resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of paragraph (b) of this Article FIFTH, as such provisions apply to the number of directors authorized immediately following such increase; and

       (vi) designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under subparagraphs (iii), (iv) and (v) of this paragraph (c) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

     (d) Notwithstanding the provisions of this Article FIFTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holders of 80% of the outstanding shares of Common Stock of the Corporation entitled to vote and voting separately as a class.

     (e) Elections of directors need not be by ballot unless the By-laws of the Corporation so provide. In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

   SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders.

   SEVENTH: The affirmative vote of the holders of 66 2/3 % of the voting power of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class shall be required to approve:

     (a) the issuance during any 24-month period of shares of capital stock or other securities of the Corporation (other than securities issuable pursuant to or as contemplated by the second modified plan of reorganization of NEOAX, Inc., an Ohio corporation (whose corporate name was then White Motor Corporation) which was confirmed on November 18, 1983 by order of the United States Bankruptcy Court for the Northern District of Ohio (Case No. B80-3361), or securities convertible into or exchangeable for shares of its capital stock, or the grant of rights or options to subscribe for or to purchase shares of its capital stock or convertible or exchangeable securities, which shares would entitle the holders thereof to exercise five percent or more of the voting power of the Corporation in the election of directors immediately after the issuance of such shares;

     (b) any merger, consolidation or other reorganization of the Corporation (whether for cash securities or other property);

     (c) any dissolution, liquidation or winding up of the Corporation; or

     (d) any sale or disposition of any substantial portion of the assets of the Corporation; provided, however, that the foregoing provisions shall not apply to any such transaction which is approved by resolution of the Board of Directors by a vote of 80% of the directors then in office. The stockholder vote, if any, required for any transaction of the type described in the preceding sentence or any transaction not of the type described in this Article SEVENTH shall be such as may be required by applicable law.

   EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at that time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of such laws; provided, however, that, subject to the authority granted to the Board of Directors pursuant to paragraph (b) of Article FOURTH, no provisions of this Certificate of Incorporation (including without limitation this Article EIGHTH), except Articles FIRST and SECOND (which may be amended with the affirmative vote of the holders of record of shares of the capital stock of the Corporation having a majority of the voting power of the capital stock), may be amended, altered or repealed without the affirmative vote of the holders of record of 66 2/3 % of the outstanding Common Stock of the Corporation entitled to vote and voting separately as a class.

   NINTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

   TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except the liability (i) for any breach of the directors's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                               ENVIROSOURCE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Annual Meeting of Stockholders to be held at Credit Lyonnais New York Branch,
          1301 Avenue of the Americas, 19th Floor, New York, New York
                         on June 20, 1996 at 10:00 A.M.

     The undersigned hereby constitutes and appoints Louis A. Guzzetti, Jr., Christina E. Huben and James C. Hull, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and Class G Preferred Stock of EnviroSource, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 20, 1996 or any adjournment or adjournments thereof, on all matters that may come before the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED HEREIN. In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                         (To be signed on reverse side)

      Please mark your
/ X / votes as in this
      example.


                        FOR      WITHHOLD     Nominees: Louis A Guzzetti, Jr.
1. ELECTION OF          / /        / /                  Jeffrey G. Miller
   CLASS A                                              Jon D. Ralph
   DIRECTORS

    (Instructions: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

   -------------------------------------------------------

                                                    FOR    AGAINST    ABSTAIN
2. Ratification and approval of amendment           / /      / /        / /
   and restatement of the Company's
   Certificate of Incorporation.

                                                    FOR    AGAINST    ABSTAIN
3. Ratification and approval of selection           / /      / /        / /
   of Ernst & Young LLP as the Company's
   independent public accountants.

Dated                                                                  , 1996
     ------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                   Signature

- ------------------------------------------------------------------------------
                           Signature if held jointly

(Please sign exactly as the name appears hereon. If stock is held in names of joint owners, each should sign. Attorneys, executors, administrators, etc., should so indicate.)

If this Proxy is properly executed, the shares represented by this Proxy will be voted upon the proposals listed herein in accordance with the directions given by the stockholder, but if no such directions are given, this Proxy will be voted FOR all of such proposals.